EXHIBIT 99.1

Investor Relations Contact:

Maria Quillard

Xilinx, Inc.

(408) 879-4988

ir@xilinx.com

XILINX RECEIVES AN INFORMAL SEC INQUIRY ON STOCK OPTIONS

SAN JOSE, CA, JUNE 23, 2006 — Xilinx, Inc. (Nasdaq: XLNX) today announced that the U.S. Securities and Exchange Commission (SEC) is conducting an informal inquiry into the Company’s practices, procedures and disclosures regarding its stock option grants. The Company is cooperating with the SEC in this matter.

About Xilinx

Xilinx, Inc. (NASDAQ:XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.

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